Exhibit 10.28

FIRST AMENDMENT TO CONVERTIBLE SECURED NOTE

THIS FIRST AMENDMENT TO THE CONVERTIBLE SECURED NOTE (the "Amendment"), dated as of March 23, 2021 ("Effective Date"), is made and entered into by and between DIGITAL ALLY, INC., a Nevada corporation (the "Holder") and PCT, LTD, a Nevada Corporation (the "Borrower").

WHEREAS, the Holder and the Borrower are parties to that certain Convertible Secured Note bearing an interest rate of twelve percent (12%) per annum , with the issuance date of August 26, 2020 (the "Convertible Note") with an outstanding principal balance of $300,000;

WHEREAS, the Holder and the Borrower acknowledge that the Convertible Note is currently in default due to non-payment of principal and interest payments required under the provisions of the Convertible Note; and

WHEREAS, the Holder and Borrower desire to amend the Convertible Note as set forth herein, subject to payment of the Amendment Payment (as defined below), including to extend the maturity date of such Convertible Note and cure the current default of Borrower under the Convertible Note.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by each party hereto as follows:

1. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Convertible Note.

2. A principal payment of $20,000 plus payment of all accrued interest up to the Effective Date, totaling $17,456.91, will be due and payable by Borrower to Holder upon execution of this Amendment ("Amendment Payment"). The Amendment Payment will total $37,456.91.

3. It is hereby agreed that Paragraph 3 of the Convertible Note ("PAYMENT OF PRINCIPAL AMOUNT"), shall be amended in its entirety to read as follows: "Upon timely payment of the Amendment Payment by Borrower as provided under the Amendment, the remaining principal and accrued interest outstanding under Convertible Note shall be due and payable in full on or before April 15, 2021, the "New Maturity Date."

4. All references to the Maturity Date contained in the Convertible Note shall be deemed to refer to, and entirely replaced by, the New Maturity Date set forth in this Amendment.

5. Except as specifically modified and amended herein, all other terms, conditions and covenants contained in the Convertible Note shall remain in full force and effect.

6. All references in any Loan Documents relating to the Convertible Note shall mean the Convertible Note as hereby amended.

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7. This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. It is hereby agreed that Paragraph 12 of the Convertible Note ("GOVERNING LAW") is hereby amended and replaced in its entirety by the following: "This Amendment, and the Convertible Note referenced herein, have been delivered to Lender and accepted by Lender in the State of Kansas and shall be governed and construed generally according to the laws of said State. Venue of any action brought pursuant to the Convertible Note, this Amendment, or any other loan document arising out of or relating to the Convertible Note ("Loan Document(s)"), or relating to the indebtedness evidenced hereby, or the relationships created by or under the Loan Documents shall, at the election of Lender, be in (and if any such action is originally brought in another venue, such action shall, at the election of Lender, be transferred to) a State or Federal court of appropriate jurisdiction located in or having jurisdiction over Johnson County, Kansas. Borrower and Lender each waives any objection to the jurisdiction of or venue in any such court and to the service of process issued by such court and agrees that each may be served by any method of process described in the Kansas or Federal Rules of Civil Procedure. Borrower and Lender each waives any right to claim that any such court is an inconvenient forum or any similar defense.

9. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Convertible Secured Note to duly executed by their duly authorized representatives, as of the day and year first written above.

HOLDER:

Digital Ally, Inc.

By: ______________________
Name: Stanton E. Ross
Title: CEO & President

BORROWER:

PCT, Ltd

By: ______________________
Name: Gary Grieco
Title: CEO & President

CONSENT AND REAFFIRMATION OF GUARANTOR

The undersigned ("Guarantor") does hereby consent in all respects to the transactions contemplated hereby and to the execution and delivery by Borrower of this Amendment

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agreement, and acknowledge that the execution of this Amendment agreement shall not in any manner relieve, excuse or discharge Guarantor from its liabilities and obligations to Lender under the Guaranty executed by Guarantor in favor of Lender on July 7, 2020 (the "Guaranty"). Guarantor does hereby reaffirm its obligation to guaranty repayment of the Convertible Note, as amended hereby, in full in accordance with the terms of the Guaranty. Guarantor represents and warrants that, after due investigation, Guarantor knows of no defense, setoff, or counterclaim of any kind or nature whatsoever against Lender pertaining directly or indirectly to the loan made under the Convertible Note ("Loan"), this Amendment agreement, the Convertible Note, or any other Loan Document. Guarantor further warrants and represents that Lender has no obligation to further modify the Loan or to loan any additional funds. Guarantor acknowledges and agrees that Lender is specifically relying upon the representations, warranties, and releases contained in this section, and that these representations, warranties, and releases constitute a material part of the consideration to Lender without which Lender would not consent to the modification and extension of the Loan and/or Convertible Note provided by this Amendment agreement.

Dated as of the 23rd day of March, 2021

GUARANTOR:

____
Gary J. Grieco

Address:
42365 Commerce Street
Little River, South Carolina 29566

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